UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.

(d)	On September 29, 2004, the Board of Directors of H.B. Fuller Company (the “Company”) elected Richard L. Marcantonio as a Class I member of the Board of Directors of the Company with a term of office expiring at the 2006 Annual Meeting of the Company. Mr. Marcantonio is the President and Chief Executive Officer of G&K Services, Inc. Mr. Marcantonio will serve on the Audit Committee of the Board of Directors of the Company. A copy of the press release announcing the election of Mr. Marcantonio to the Board of Directors of the Company is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated September 30, 2004, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 30, 2004

H.B. FULLER COMPANY

By:	/s/ Patricia L. Jones
Patricia L. Jones
Senior Vice President,
Chief Administrative Officer,
General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 30, 2004, issued by H.B. Fuller Company